As filed with the Securities and Exchange Commission on February 5, 2009
Registration  No. 333-156480

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No. 2)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SURF A MOVIE SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Nevada	7379	26-1973257
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#149, 19744 Beach Boulevard
Huntington Beach, CA, 92648
Tel: 1 (714) 475-3516

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

The Nevada Agency and Trust Company
50 West Liberty Street, Suite 880
Reno, Nevada 89501
Telephone (775) 322-0626
Fax (775) 322-5623
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all correspondence to:
Gersten Savage LLP
David E. Danovitch, Esq.
Jaclyn Amsel, Esq.
Cheryll June Calaguio, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☑

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED FEBRUARY 5, 2009

PRELIMINARY PROSPECTUS

SURF A MOVIE SOLUTIONS INC.

A MINIMUM OF 400,000 AND A MAXIMUM OF 600,000 SHARES OF COMMON STOCK
OFFERING PRICE $0.10 PER SHARE

This prospectus relates to the offering by Surf A Movie Solutions Inc. (the “Company” or the “Registrant”) of a minimum of 400,000 (the “Minimum Shares”) and a maximum of 600,000 (the “Maximum Shares”) shares of our common stock (the “Shares”) at an offering price of $0.10 per share (the Offering”).  The Offering will commence promptly after the date of this prospectus and close no later than 180 days after the date of this prospectus.  However, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period.  We will pay all expenses incurred in this Offering.  The Minimum Shares will be offered and sold on a “best efforts all or none basis”.  An additional 200,000 shares will be offered on a “best efforts basis.”

Because part of this Offering is being done on a best-efforts all or none basis, we may receive no proceeds if we are not successful in selling the Minimum Shares.

Funds received for subscriptions of up to the Minimum Shares will be placed into escrow.  Following the sale of the Minimum Shares, any subscriptions in excess of the Minimum Shares, up the number of Maximum Shares, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Shares, the funds will be deposited into an account maintained by us and be immediately available to us.

This Offering is a self-underwritten offering and there will be no underwriter involved in the sale of the Shares.  We intend to offer the Shares through our officers and directors who will not be paid any commission for such sales.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

Prior to this Offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $0.10 per share offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2009

ii

TABLE OF CONTENTS

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 4. All references to “we,” “us,” “our,” “Surf a Movie Solutions” “Company” or similar terms used in this prospectus refer to Surf a Movie Solutions Inc.  Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending September 30. Unless otherwise indicated, the term “common stock” refers to shares of the Company’s common stock.

Corporate Background and Business Overview

Surf A Movie Solutions Inc. was incorporated under the laws of the state of Nevada on December 18, 2007 and is engaged in the development, sales and marketing of online video stores.

Our offices are currently located at #149, 19744 Beach Boulevard, Huntington Beach, CA, 92648. Our telephone number is (714) 475-3516. We have a website at www.surfamovie.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part. Our website is currently in development stage and inaccessible.  We expect it to be fully developed with all intended functions and features and ready for public launch by within one year from the date the Offering is completed.

We are a development stage company that has not generated any revenue and has had limited operations to date. From December 18, 2007 (inception) to September 30, 2008, we have incurred accumulated net losses of $5,874. As of September 30, 2008, we had $18,980 in current assets and current liabilities of $4,854.

We are in the development stage of creating an easy to use and comprehensive solution that will enable our customers to open a video rental storefront on the Internet. Our product will enable video store customers to download rented movies to their computers to be played using Microsoft Media Player.  We believe that online shopping has become a driving force in the continued growth of the Internet. We further believe that the ability to download movies and other forms of entertainment directly to their computers will become an increasingly larger segment of the on-line shopping market. We plan to develop a turn-key online video store operation that will allow the store owner to stock the various types of movies he or she chooses to offer to his or her customers on a pay-per-view basis.

Online videos currently available cover a wide range of titles from home movies to premium quality movies. We believe, although no assurance can be given, that the use of online videos will continue to increase in popularity and sophistication and as such, we believe our plan to offer turn-key web sites for online video businesses is set to launch at the right time in history.

We plan to charge an initial fee of $1,000 to our online customers wishing to launch online video rental stores. We will also be receiving 20% of the revenue from rentals generated by our customers’ online video stores. We will provide our customers with the infrastructure to get their business going and subsequently earn a portion of revenue from each downloaded video from their web site. We believe, although no assurance can be given, that this business model will establish a number of ongoing revenue streams that will contribute to our long-term growth.

Summary of the Offering

Shares of common stock being offered by the Registrant:	A minimum of 400,000 shares (the “Minimum Shares”) and up to a maximum of 600,000 shares (the “Maximum Shares”) of the Company’s common stock.

Offering price:	$0.10 per share of common stock.

Number of shares outstanding before the Offering:	4,000,000

Number of shares outstanding after the Offering, if all the shares are sold:	4,400,000 upon the sale of Minimum Shares or 4,600,000, if the Maximum Shares are sold in this Offering.

Market for the common stock:
There is no public market for our common stock. After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:
If we are successful at selling the Shares we are offering, our gross proceeds from this offering will be $40,000 if the Minimum Shares are sold and $60,000 if the Maximum Shares are sold.  We intend to use all the proceeds received from this Offering to execute our business plan.

Risk Factors:	See “Risk Factors” beginning on page 4 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

The following summary financial information for the period from December 18, 2007 (date of inception) through September 30, 2008, includes statement of expenses and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and the financial statements and accompanying notes included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Statement of Operations

Period from Inception (December 18, 2007) to September 30, 2008
Revenues	$0
Total expenses	5,874
Net loss	5,874

Balance Sheet Data

September 30, 2008
Total assets	$18,980
Total liabilities	$4,854
Total liabilities and stockholders’ equity	$18,980

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Relating to Our Business

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

As a company in the early stage of development with an unproven business strategy, our limited history of operations makes evaluation of our business and prospects difficult.

We were incorporated on December 18, 2007. Our website is not complete, we have no customers, and have not earned any revenues. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will, at this time, be focused on the development of our website and the sale of online video store outlets.   Although we believe that our business plan will have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

Our business will fail if we are unable to develop our online video store website or implement our business plan successfully.

The success of our business plan is dependent on the development of our online video store website. We may not be able to develop this website in a timely manner. In addition, the success of our business plan is dependent upon the market acceptance of our website and the services offered thereby. Our business will fail if we can not successfully implement our business plan, or develop our website or successfully market our product and capabilities.

We expect to suffer losses in the immediate future.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our website and our business. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability successfully to develop our online video store website and eventually to sell online video stores to generate operating revenues depends on our ability to obtain the necessary financing to implement our business plan.  We may require additional financing through issuance of debt and/or equity in order to establish profitable operations. Such financing, if required, may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If our estimates related to expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of expenditures for legal and accounting services, including those we expect to incur as a publicly reporting company, for website development and administrative expenses, which management estimates to be approximately between $40,000 and $60,000 over the next twelve months. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

The popularity of the Internet for viewing videos and video related services may decrease or fail to grow, which could adversely affect our financial condition and results of operations.

The use of the Internet for viewing videos and video related services has rapidly developed over the years. As is common for any rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. It is also difficult to predict the industry’s future growth rate, if any. If the popularity of the Internet for viewing videos declines, fails to develop or develops more slowly than expected, or our website does not achieve or sustain market acceptance, our results of operations and financial condition could be materially and adversely affected.

Any significant disruption in service on our website could result in a loss of customers.

Our plans call for our customers to access our service through our website. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes. Interruptions in these systems could make our website unavailable and hinder our ability to make our customers on-line video store available. Service interruptions or the unavailability of our website could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation.  Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Advancement in technology may hinder our ability to keep pace with the industry of supplying online videos.

Online movies are produced in a variety of formats, which continually change as technology advances.  We face the risk of not being able to maintain a level of technological sophistication needed effectively to compete in this market place, which may result in the failure of our business.

Intellectual property claims against our customers, the operators of the on-line video rental stores, could extend to us.

Our customers will use the intellectual property of third parties in merchandising their products and at present, we do not have the necessary technology to monitor whether our customers are operating the on-line video stores in accordance with current anti-piracy legislation or regulations. This may adversely impact our ability to take the necessary measures to ensure that our customers also comply, with the provisions of The Digital Millennium Copyright Act (the “DMCA”). Further, it may also impact our ability to avail ourselves of the safe harbor protection provided under the DMCA Title II, the Online Copyright Infringement Liability Limitation Act (the "OCILLA"),.

In addition, actions on the part of our customers and their use of the intellectual property of others may result in a claim against our customers for infringement, misappropriation, misuse or other violation of third party intellectual property rights.  Such claims may extend to us, either directly or under the doctrine of contributory infringement, and we may face costly litigation, diversion of technical and management personnel, and may be unable to use our website.  If we are unable to obtain or develop sufficient technology to ensure that our customers do not infringe on the intellectual property of others, or to provide non-infringing alternative technology, our business and competitive position may be affected adversely. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements adjust our merchandizing or marketing activities or take other action to resolve the claims, including cessation of operations which are deemed to infringe. These actions, if required, may be unavailable on terms acceptable to us, costly or unavailable. As part of our effort to protect the intellectual property of others, we will make available on our website and on the site of each online video store a Copyright Infringement Notification form, for those who believe that their intellectual property rights are being infringed, to submit to us.  Upon receipt of such forms, we will remove the allegedly infringing material from our customers’ sites.  Repeat offenders will have their stores closed indefinitely.

Anti-piracy issues have been and will continue to be a major issue between producers and consumers as the amount of video content being exchanged on the Internet grows.

The introduction of Digital Rights Management (“DRM”) systems was thought to resolve many of the issues related to unauthorized downloading and acquisition of music and video content.  We believe DRM continues to be an option used by many vendors of movies to protect the intellectual capital of their investments.  Although we plan to monitor the trends in the marketplace and make any necessary changes, unforeseen changes in piracy law may prevent us from competing effectively and our business may fail.

We are in a competitive market which could impact our ability to gain market share which could harm our financial performance.

The business of maintaining websites to sell online videos is very competitive. Barriers to entry on the Internet are relatively low, and we face competitive pressures from numerous companies that have existed and been successful in this general market space for many years. There are a number of successful websites operated by proven companies that offer mail order video rentals, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our customers’ targeted clients and such targeted clients may be hesitant to switch over from already established competitors to our customers.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

We are a small company with limited resources relative to our competition and we may not be able to compete effectively.

Our competitors’ online video stores have longer operating histories, greater resources and name recognition, and a larger base of customers than we have. As a result, these competitors will have greater credibility with our clients’ potential customers. They also may be able to adopt more aggressive pricing policies and devote greater resources to the development, promotion, and sale of their online video stores than we or our clients can to ours.  Therefore, we may not be able to compete effectively and our business may fail.

We need to retain key personnel to support our product and ongoing operations.

The development of our website and the marketing of our services will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business. The loss of the services of either of our officers could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

Risks Relating to Our Common Stock

There is currently no public market for our securities, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this Offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted.  We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

Because we will be subject to “penny stock” rules once our shares are quoted on the Over-the-Counter Bulletin Board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If quoted, the price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of significant contracts and achievement of milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of common stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

Our insiders beneficially own 100% of our issued and outstanding stock, and accordingly, have control over stockholder matters, the Company’s business and management.

As of February 3, 2009, our executive officers and directors beneficially own 4,000,000 shares of our common stock in the aggregate, or approximately 100% of our issued and outstanding common stock. Mr. Fadi Zeidan, our President, Treasurer, Secretary and a director, owns 65% or 2,600,000 shares of the Company’s common stock issued and outstanding. Mr. Ufuk Turk, a director, owns 1,400,000 shares, equivalent to 35%, of our issued and outstanding common stock.  Following this Offering, if:

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the Minimum Shares offered pursuant to this prospectus are sold, Mr. Zeidan will own approximately 59.09%  and Mr. Turk will own approximately 31.82% of our issued and outstanding common stock, and collectively they will own approximately 90.91% of our issued and outstanding common stock.

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the Maximum Shares offered pursuant to this prospectus are sold, Mr. Zeidan will own approximately 56.52%  and Mr. Turk will own approximately 30.43% of our issued and outstanding common stock, and collectively they will own approximately 86.96% of our issued and outstanding common stock.

As a result, our executive officers, directors and affiliated persons will have significant influence to:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our articles of incorporation or bylaws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company’s business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We arbitrarily determined the price of the shares of our common stock to be sold pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.10 per share of the common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this Offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

Because we do not intend to pay any dividends on our common stock, holders of our common stock must rely on stock appreciation for any return on their investment.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

The sale of our common stock pursuant to this prospectus, and future additional issuances of our shares of common stock, may result in immediate dilution to existing shareholders.

We are authorized to issue up to 50,000,000 shares of common stock, of which 4,000,000 shares are issued and outstanding. We are issuing a minimum of 400,000 shares and a maximum of up to 600,000 shares of our common stock pursuant to this prospectus.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. The sale of our common stock pursuant to this prospectus, and any future additional issuances will result in immediate dilution to our existing shareholders’ interests, which may have a dilutive impact on our existing shareholders, and could negatively affect the value of your shares.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page  32 and the section entitled “Description of Our Business” beginning on page 14, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

USE OF PROCEEDS

The net proceeds to us from the sale of a minimum of 400,000 shares and a maximum of up to 600,000 shares of common stock offered at a public offering price of $0.10 per share will vary depending upon the total number of Shares actually sold. Regardless of the number of shares sold, we expect to incur Offering expenses estimated at approximately $20,000.00 for legal, accounting, printing, and other costs in connection with this Offering.

The table below sets forth the net proceeds to us from this Offering in the event that we sell either the Minimum Shares or the Maximum Shares we are offering.  This table does not set forth all possibilities. There is no guarantee that we will be successful at selling any of the securities being offered in this prospectus. Accordingly, the actual amount of proceeds we will raise in this Offering, if any, may differ.

	Minimum	Maximum
Shares Sold	400,000	600,000
Gross Proceeds	$40,000	$60,000
Less offering expenses	$20,000	$20,000
Net offering proceeds	$20,000	$40,000

Our offering expenses of approximately $20,000 are comprised primarily of legal and accounting expenses, Securities and Exchange Commission (“SEC”) and EDGAR filing fees, printing and transfer agent fees, and any necessary state registration fees. Our officers and directors will not receive any compensation for their efforts in selling our shares.

The net proceeds from this Offering will be used for the development and marketing of our business and product, and for general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will need some amount of working capital to maintain our general existence and comply with our public reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

CAPITALIZATION

The following table sets forth, as of September 30, 2008, the capitalization of the Company on an actual basis, and the capitalization of the Company as adjusted to give effect to the sale of the Minimum Shares and the Maximum Shares of common stock being offered hereby at the initial public offering price of $0.10 per share and the application of the estimated net proceeds as described in “Use of Proceeds.” This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.

	September 30, 2008
	Actual	As Adjusted, Assuming Sale of Minimum Shares	As Adjusted, Assuming Sale of Maximum Shares
Short-term debt	-	-	-

Stockholders’ equity :
Common Stock, $0.001 par value, 50,000,000 shares authorized, 4,000,000 shares issued and outstanding; 4,600,000 shares
Issued and outstanding as adjusted	4,000	4,400	4,600
Additional paid-in capital	16,000	55,600	75,400
Deficit accumulated during the development stage	(5,874)	(5,874)	(5,874)

Total stockholders equity	14,126	54,126	74,126
Total Capitalization

DILUTION

Purchasers of our securities in this Offering will experience immediate and substantial dilution in the net tangible book value of their common stock to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this Offering.

The historical net tangible book value as of September 30, 2008 was $14,126 or $0.003 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2008.

Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this Offering and the pro forma net tangible book value per share of our common stock immediately following this Offering.

Adjusted net tangible book value represents the historical net tangible book value as of September 30, 2008, as adjusted to give effect to the receipt of net proceeds of $20,000 or $40,000 from the sale of 400,000 shares or 600,000 shares of common stock, respectively, after deducting estimated Offering expenses of approximately $20,000. The adjusted net tangible book value represents an immediate increase of $0.004 per share upon the sale of 400,000 shares and $0.008 upon the sale of 600,000 shares, to existing stockholders, and an immediate and substantial dilution of $0.042 per share, or approximately 84%, upon the sale of 400,000 shares, or $0.043 per share, or approximately 64%, upon the sale of 600,000 shares, to new investors purchasing our securities in this Offering.

DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.10 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since the Company’s inception on December 18, 2007. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We had 2 holders of record of our common stock as of February 3, 2009.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We intend to develop software and infrastructure to enable our customers to set-up their own Internet-based video rental store, through which our customers’ clients will be able to rent a movie and download it to their computer to view it. We plan to use Microsoft’s Digital Rights Management (“DRM”) tool to protect videos from being pirated, copied by other users or played indefinitely. Once a customer subscribes to license an online video store through our site, a portal will automatically be created for them with which they can create their online video store.

The agreements we will enter into with our customers will expressly require such customers to keep and maintain documents from the owner of the content they make available to their respective clients outlining their right to provide such content on a rental basis using Internet download. We reserve the right to require all our customers to provide us, upon request, with copies all of relevant agreements outlining their rights to distribute their product through Internet download.  A customer’s inability to provide us with such documents or agreements within 10 business days will result in the suspension of the videos in questions and, if possible, notification of the content owner.

Turn-Key Online Video Store

We will provide a “turn-key” solution for online video stores.  A “turn-key” solution is an easy to use solution that includes all tools and features necessary to enable our customers to offer download-based video rental services and is intended to enable our customers to set-up their video stores without the need for third party tools.  Customers wishing to sign up for our “turn-key” online video store will start with a basic model and be able to add optional services and customize their website based on the scope of the movie selection and volume of activity levels. Each online video store will include a template which will include the following:

➢	A home page that will highlight information such as movies chosen by the store owner, top ten movies, the available video categories, and information about the video store company;
➢	Each video category will have its own home page, which can list the videos in alphabetical order, popularity or price. An optional recommendation list also will be displayed;
➢	Each page will have the store owner’s branding: the top of each page will be reserved for a banner that the video store owner chooses;
➢	A password protected log-in page will be available for the video store customers;
➢	Shopping Cart with PayPal link;
➢	Search function to browse the inventory by keyword;
➢	Video download instructions for the video store customers;

➢	Video upload instructions for the video store owner;
➢	Movie reviews;
➢	Newsletter that includes quarterly survey of competitor prices;
➢	Suggestions on how to attract online advertisers;
➢	Terms and Conditions & Privacy information;
➢	Information about Surf a Movie, Inc.;
➢	Email contact and optional telephone support;
➢	DRM software; and
➢	An administrative interface where the store owner can access sale and customer information. In this interface they will be able to build the store and add features and categories.

Our “turn-key” web site will allow the video store owner to add, edit and remove video descriptions in an easy to use format. Each web site will be modular in form allowing the web site owner to add as much or as little content as they like as well as add or delete sections or movie titles and other information.

Home Page

The store owner will be able to choose from various designs for their home pages for their online stores. These pages will be customizable by the video store owner using their administrative interface.

Top of Page Banner

Web pages use a variety of “top of page” banner spaces for brand name and corporate identification. The video store owner will be able to choose from several top of page formats that allow customization such as adjusting length of the banner across the page, the width of the banner, fonts and the option to have text only or the ability to insert a graphic image or icon.

Sign-In Page for the Video Store clients

The sign-in page will feature a registration area for the new video store clients and login for existing clients. The login area will be password protected and will contain a “Forgot your Password” retrieval function. Once the subscriber signs in, he or she will be directed to his or her own web page where he or she can review previous selections and move onto browsing and ordering more movies. New clients will be required to register with the video store owner before making a purchase.

Shopping Cart

We plan to use an open source code for our shopping cart that is available on the Internet at no cost in order to keep our own development costs within budget.  “Open source” means that the source code for our site will be available to the general public for use and/or modification from our original design free of charge. The shopping cart will be integrated with the PayPal payment system. PayPal is recognized internationally as the global leader in secure online order processing. There are no set up fees and a graduated payment fee based on the level of business activity. Paypal will be the sole method of payment by video store customers for rental of their videos.  We will collect all payments from the video store customers and deposit into the video store owner’s PayPal account an appropriate share of revenue on a monthly basis, less applicable costs.

Add / Delete Category

This section will allow the video store owner to add or delete category sections within the web site. Each category will be situated along the left hand column for ease of use by the video store owner.

Search Function

The search function will allow the video store customer to search the content of the site. We plan to position a search window near the top of the page in the main viewing area of each web page. Search results will be displayed using a contemporary search engine that searches the content of the site including current inventory and the “Coming Soon” section.

Video Download Instructions

When the video store customers decide to buy a movie, they will first be required to add it to their shopping cart. When they have completed their selections and made payment through PayPal, they will be able to proceed and download their selection. Step-by-step instructions will assist the customer in downloading and playing their selection.

Video Upload Instructions

Video store owners will be provided with video upload instructions to which they can refer when adding new content to their web site. Videos will be available only in Microsoft Media Player-compatible formats. This area will instruct the video store owner which type of video formats are compatible with our DRM software. It will also provide a step-by-step instruction for uploading movies.

The video store owner will be charged a monthly fee based on the amount of storage capacity they use for their inventory of online videos. Typically each full length movie requires 0.5-1 gigabyte (“GB”) of storage capacity on the hard drive of our computer system (the exact amount of storage will depend on the length and resolution of the video). The cost to the video store owner to store one GB of storage will be $1.00 per month.

Movie Reviews

This is a popular choice with many online stores selling products to end users and is an optional feature that the video store owner may wish to include. Administrative functionality will allow the video store owner to add or delete movie reviews at their discretion.

Top 10 Downloaded Videos and Movies

An optional Top 10 list of downloaded videos and movies will be included. Many people expect to see this type of information to help guide them in the selection and browsing of online content. Administrative functionality will allow the video store owner to make changes to the list at any time, include hyperlinks that go directly to the full web page that can features a movie trailer or short video clip sample of the movie for the customer’s review.

Top Downloaded Movies by Category

An optional section we will make available to the video store owner is the “Top Downloaded Videos” and/or “Movies by Category.” As with the other add-ons, this section includes administrative functions to add and delete content.

Quarterly Newsletter

We will publish a Quarterly Newsletter that will be distributed free of charge to each video store owner that will discuss the latest and incoming features. The newsletter will also discuss techniques that will help drive more traffic to a video store owner’s web site. Additionally, our video store owner will be able to send out a periodic newsletter (not exceeding one per month) updating customers to and recent changes and new video arrivals. This newsletter will be sent to video store customers who elect to receive this service.

Terms and Conditions

The Terms and Conditions section will appear at the bottom of the home page for every online video store. There will be rules which will prohibit video store owners from sharing their customer’s email address and other private contact information. An embedded link will direct inquires or complaints to our Company’s directors who will have the authority to revoke a video store owners’ license to operate an online video store with us. Video store customers will be provided with a notice that their privacy will not be compromised and to contact us directly if they feel this has been compromised or that the video store owner has engaged in any illegal or unethical activities.

Email Contact and Optional Telephone Support

Our turn-key operation will include email contact information for the video store owner that they can display throughout the web site for customers and general inquiries.

An optional telephone support service will be available for those video store owners that would like to offer this service. We plan to outsource this function to an offshore company that can provide this type of customer service in modular blocks of 12 – 18 or 24 hour per day coverage, seven days a week. This will be an additional cost item and pricing will be based on the level of coverage the video store owner seeks. We have not finalized our pricing structure for this service as of yet and we have not included it in our financial projections.

Technical and Customer Care Section

Each store will come with a technical and customer support section. The technical support section will be the same for all stores. The customer support section is customizable by the store owner. This support section will have frequently asked questions, trouble shooting suggestions, and general information about the service.

Digital Rights Management Software

We will use Microsoft DRM to protect the video content of our video store owner clients from piracy and to enforce viewing rules. This will protect the content of our video store owners and their partners from being pirated.

Reporting

Our customers will have access in their portal to powerful reporting tools. They will be able to generate sales reports daily, weekly, monthly and on customized schedules.  The video store owners will be able to determine their customers’ locations and their purchasing patterns. We believe this type of information will help determine the most advantageous marketing and sales channels.

Each video store owner will be required to set up a merchant account with PayPal.com, the same online order processing company that we plan to integrate with the shopping cart inside the online movie web sites. Video store owners will be charged a weekly fee for storage capacity of their online movie inventory. The video store owners will also receive, through PayPal, their revenue share generated from movie rental.

Fees

We plan to charge an initial fee of $1,000 to our online customers wishing to launch online video rental stores. We will also be receiving 20% of the revenue from rentals generated by our customers’ online video stores.

THE MARKET OPPORTUNITY

Over the past decade, the Internet has evolved into a platform for new types of businesses that are developed, marketed and grown entirely online without having a traditional retail operation. Online shopping has become a driving force in the continued growth of the Internet.  We believe that the ability to download movies and other forms of entertainment directly to their computers will become an increasingly larger segment of the on-line shopping market. We plan to develop a turn-key online video store solution that will allow video store owners to stock whatever type of movies they choose to offer to customers, although no assurance can be given that we will be successful.

The Internet is becoming ever more pervasive. According to statistics made available by Internet World Stats on its website, the use of the Internet has exploded during the last few years to just under 1.5 billion users representing 22% of the world population. This represents 305% increase from year 2000 to 2008. The highest penetration is in North America at 73.6% of the population, followed by Australia at 59.5% of the population and Europe at 48.1% of the population. Internet pay-per-view or Internet video requires high speed broadband connectivity which is fast becoming the preferable mode of Internet connectivity, displacing low speed dial up connections. As of 2007, there are approximately 300 million broadband connections worldwide with the highest number (66 million broadband connections) in the United States. Broadband internet connections are necessary to download large files such as movies.

With the increasing use of broadband to access a ubiquitous Internet, we believe that the use of online videos is going to continue to increase in popularity and sophistication.

Online videos currently available cover a wide range of titles from home movies to premium quality movies. Web sites such as the Online Video Guide http://www.ovguide.com/, MetaCafe (http://www.metacafe.com/), which features its own Editor’s Best Videos, and Funny Movies and YouTube (http://www.youtube.com/), which allow an Internet user to create and broadcast his or her own video or movie have become popular.

Blockbuster has established a widespread retail video rental store chain across North America. Its web site features a large selection of movies which customers can order and have shipped to them by mail. People can browse the web site inventory and check to see if there is a Blockbuster retail location in their area that they can visit in person. It also allows its customers to rent and download movies to be viewed on their computers (http://www.blockbuster.com/download).

Real Networks Inc. is one of the leading providers of online video technologies including server software and computer media (video and audio) players. They launched their online video store on http://www.real.com/ where customers can download movies and video programming on a pay per view basis.

We are targeting the small business owner who wishes to establish his or her own online video rental outlet. We expect, although no assurance can be given, that our solution will appeal to businesses or organizations servicing ethnic communities, political blocks, and various special interest groups.  Our solution will also appeal to the small and niche producers of programming.

If we properly execute our business plan, we will be able to leverage on these already established trends including using the Internet to download movies for immediate enjoyment. The turn-key solution that we will offer our customers will allow them to quickly launch their web site, build up the inventory and be in operation in a short period of time. Video store owners will be able to advertise their online video store locally, regionally and internationally on a continual basis.

COMPETITION AND COMPETITIVE STRATEGY

Our analysis of the market suggests that the online movie download industry is an emerging market. Our research shows that there are several companies offering video rental on the Internet. Some of these online outlets (such as http://www.blockbuster.com, http://www.netflix.com/, http://www.zip.ca) rent programming and send them through the regular mail. We do not consider these to be direct competitors to us or to our video store customers.

Other online outlets (such as http://www.bellvideostore.ca, http://www.blockbuster.com/download and http://www.real.com) offer movie and video rental with the rented programming downloaded to the customer’s computer. While these companies may be deemed to be direct competitors of our customers, we do not perceive such companies to be our competitors as they do not rent or sell their software or services to enable third parties to engage in this type of business.

There are several companies (such as Akamai Technologies Inc.) that offer video hosting for customers. However, it does not offer a complete turn-key solution and are simply video storage services that cater to individuals and businesses who want to make their video available to the public.

MARKETING & SALES STRATEGY

The use of Internet is continuing to evolve as a global platform for doing business.  We believe our concept of having a turn-key style of business for online video stores is one that fits well with the emerging trends of e-commerce and the continuing growth of the world wide web. We intend to use a multi-prong strategy to reach our target audience.  Our major focus in the first year will be to use Google Adwords program in order to drive traffic to our own web site. Google, the number one ranked Internet search engine, has developed an online program specifically for e-commerce business like ours.

Cost Per Click Advertising (CPC)

Google.com uses a cost per click (“CPC”) advertising structure that will allow us flexibility to control costs on a month-to-month basis. We will be able to select targeted locations such as a city or state, province or country. A keyword is one that is used by an Internet user who is doing an online search to find out information on a specific topic. The CPC advertising campaign is a time-tested marketing technique that has brought consistent results to many other Internet based companies.

CPC advertising has many advantages over traditional advertising mediums such as print, radio, television, and direct mail including the following:

•	No long term contracts.

•	Start or stop your campaigns at any time
•	No spending requirements
•	Charged only when a web surfer clicks your ad
•	Do not have to purchase additional software to track you campaigns
•	Ability to edit ads & adjust budget in real time
•	No production costs
•	No need for an ad agency to setup the campaign

We believe that this strategy offers us the greatest potential for marketing exposure. With CPC advertising, we only will pay for the number of actual clicks on our advertisement. Each time someone clicks on our Google ad, they will be redirected to our web site. A CPC based advertising strategy is cost effective because an advertiser only pays for the leads they receive. That translates into a continuous monitoring process to count the actual number of clicks through from the advertisement to our own web page.

Updating the Content on the home page

Continuous updates to the home page of our web site will encourage web visitors to return over and over again. When web visitors can quickly find interesting content they will stay longer on each visit and tell others about our website. Our marketing campaign will monitor daily statistics and track favorite topics of our Internet audience. Being able to update the home page is an integral part of our branding strategy to keep a fresh look to the web site and encourage web visitors to repeatedly return to our site. Over time we anticipate that the brand name recognition from our online advertising and the updates featured on the home page of our web site will lead to signed agreements with potential customers.

Promoting the web site

Management will develop a series of meta-tags for each page of the web site. Meta-tags are keywords that are added to a web page to make it easier to find specific web page by search engines, web browser software and other applications. Search engines like Google are designed to seek out these keywords when someone is doing an Internet search for a specific topic. By including meta-tags such as “online movies, own your own business,” we will be able to help drive more traffic to our web site.

Another marketing tactic we will use will be to offer free online seminars on how to start and run an online video store. We will use a series of in-house press releases to the media to provide the details including date, times and how to sign up for free to attend web seminar. We will be able to use the home page of our web site to promote these seminars that will start in month eleven of year one and run once per quarter or more often if an increased level of interest in such seminars is demonstrated.

We also intend to develop an email distribution list. We will send our quarterly newsletter, major announcements and press releases to those on our list.  Video store customers will also be able to receive the newsletter. We will also target web sites, blogs, discussion forums that are frequented by independent video producers.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

Our software will be developed primarily by outside contractors and supervised closely by our directors.  The development of our product will commence as soon as a minimum funding of $40,000 has been secured through the sale of the Minimum Shares hereby.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Our website will be available to the general public over the Internet. As our licensing fees for those who want to own an online video store, and our monthly rental charges will be priced for mass market consumption, we do not anticipate dependence on one or a few major customers for the foreseeable future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISE RESTRICTIONS AND CONTRACTUAL OBLIGATIONS & CONCESSIONS

We have not entered into any franchise agreements or other contracts that have given, or could give rise to, obligations or concessions. We are planning to develop our website and intend to protect it with copyright and trade secrecy laws. We have not conducted any independent searches or other inquiry into patents or other intellectual property which may be owned by others nor have we received independent opinions of counsel on such matters.  Beyond our trade name, we do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION.

Existing government regulations governs the distribution of video content and copyrights. The Digital Millennium Copyright Act (the “DMCA”) is a United States copyright law that was signed in 1998 to extend the reach of copyright, while limiting the liability of the providers of on-line services for copyright infringement by their users. The DMCA criminalizes production and dissemination of technology, devices, or services intended to circumvent measures (commonly known as Digital Rights Management or DRM) that control access to copyrighted works.  The DMCA further criminalizes the act of circumventing an access control, whether or not there is actual infringement of copyright laws itself and heightens the penalties for copyright infringement on the Internet..

DMCA Title II, the Online Copyright Infringement Liability Limitation Act (the "OCILLA"), creates a safe harbor for online service providers (OSPs, including ISPs) against copyright liability provided they adhere to and qualify for certain prescribed safe harbor guidelines.  OCILLA requires such OSPs to promptly block access to material that allegedly infringes upon the copyrights of third parties (or remove such material from their systems) upon receipt of notification claiming infringement from a copyright holder or the copyright holder's agent. OCILLA also includes a counter-notification provision that offers OSPs a safe harbor from liability to their users, if the material in fact does not infringe upon the copyrights of others.

We intend to fully comply, and will take the necessary measures to ensure that our customers also comply, with the provisions of DMCA.  Further, when appropriate, we intend to avail of the safe harbor protection provided under the OCILLA.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date. We have plans to undertake certain research and development activities during the first year of operation related to the development of the software and our website, which we anticipate will cost approximately $17,250.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our officers/directors, who each spend up to approximately 15-20 hours a week on our business. We will consider retaining full-time management and administrative support personnel as our business and operations increase.

DESCRIPTION OF PROPERTY

We do not own interests in any real property.

REPORTS TO SECURITY HOLDERS

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

Name	Age	Position
Mr. Fadi Zeidan	39	President, Treasurer, Secretary and Director
Mr. Ufuk Turk	31	Director

Mr. Fadi Zeidan

Mr. Zeidan is our President, Treasurer, and a director and has served in these capacities since February 15, 2008. In addition, he was appointed as the Company’s Secretary on August 18, 2008. Since November 2005, Mr. Zeidan has been employedas a Project Manager with Ceridian Tax Services, a private company engaged in providing accounting services to individuals and businesses. The company is located in Fountain Valley, California. His duties included planning scheduling, monitoring, evaluating and directing projects to ensure a implementation of complete business solutions. Mr. Zeidan will continue to work for Ceridian Tax Services on a full time basis. Between July 2000 and October 2005, Mr. Zeidan was a System Development Manager at Strategic Business Solutions, a private company engaged in providing Accounting services to individuals and businesses. The company is located in Santa Ana, California. Mr. Zeidan graduated with a Bachelor Degree in Computer Science from California State University, Long Beach, California in 1999.

Mr. Ufuk Turk

Mr. Turk is a director, and has served on our Board of Directors since February 15, 2008. Since December 2006, Mr. Turk has been employed as a Software Specialist at AbisZNet in Berlin, Germany, a private company involved in the development of web-based applications.  Between February 2005 and November 2006, Mr. Turk worked on a student information management system for the Newport International University in Turkey.  Between February 2002 and August 2005, Mr. Turk worked as a Software Specialist for NTV Television in Istanbul, Turkey, where he was responsible for e-commerce business application development projects. Mr. Turk completed his degree in 2002 in Computer Science Engineering from Newport University, Istanbul, Turkey. He previously attended Sakarya University in Sakarya, Turkey where he completed a Computer Programming program in 1999.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his successor is elected and qualified.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

We have no significant employees other than the executive officers/directors described above.

Family Relationships

There are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. Fadi Zeidan. There are no arrangements or employment agreements with our executive officer or directors pursuant to which they will be compensated now in the future for any services provided as an executive officer, and we do not anticipate entering into any such arrangements or agreements with them in the foreseeable future.

Outstanding Equity Awards at 2008 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at February 3, 2009.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

There are currently no employments or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since our incorporation.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of February 3, 2009 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each of our executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Surf A Movie Solutions Inc., #149, 19744 Beach Boulevard, Huntington Beach, CA, 92648.

The percentage ownership information shown in the table below is calculated based on 4,000,000 shares of our common stock issued and outstanding as of February 3, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Stock	Mr. Fadi Zeidan, President and Director	2,600,000	65.00%

Common Stock	Mr. Ufuk Turk Director	1,400,000	35.00%

All officers and directors as a group (2 persons)		4,000,000	100.00%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. None of our stockholders are entitled to registration rights.

PLAN OF DISTRIBUTION, TERMS OF THE OFFERING

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange or quotation medium. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board.  We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The Over-the-Counter Bulletin Board is maintained by the Financial Industry Regulatory Authority, Inc. The securities traded on the Over-the-Counter Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the Over-the-Counter Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a "penny stock." A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Managed by Our Officers and Directors

We are offering up to a minimum of 400,000 (the “Minimum Shares”) and a maximum of 600,000 (the “Maximum Shares”) shares of common stock. The offering price is $0.10 per share. The Offering will be for a period of 180 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Minimum Shares, or, following the sale of the Minimum Shares, before we have sold the Maximum Shares. There are no specific events which might trigger our decision to terminate the Offering.

Funds received for subscriptions of up to the Minimum Shares will be placed into escrow.  In the event that subscriptions for all of the Minimum Shares are not received within 180 calendar days after the effective date, all money received by us and being held in escrow will be promptly returned to subscribers, without interest or deduction. The Offering may be discontinued or declared to be completed at any time by us. In the event that an action is taken by a creditor prior to our receipt of subscriptions for the Minimum Shares, such action could delay or even preclude us from refunding your money.

In the event that subscriptions for at least the Minimum Shares are received within 180 day offering period, all money received and held in escrow will promptly be released to us, and we will use such funds in the execution of our business plan. In the event that less than the Minimum Shares is sold within the 180 day offering period and our Board of Directors believe that an extension of time would result in our receipt of subscriptions for the Minimum Shares, the Board may then decide, by majority vote to extend the Offering for 90 calendar days.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Any subscriptions in excess of the Minimum Shares, up the number of Maximum Shares, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Shares, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once the Minimum Shares are subscribed and accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If we are unable to raise enough money to effectuate our business plan, we will attempt to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

Our officers and directors will manage the sale of the Shares in this Offering. The officers and directors will receive no commission from the sale of the shares nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

Each of our officers and directors satisfies the requirements of Rule 3(a)4-1 in that neither of them:

1.	Are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation;
2.	Are being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3.	Are, at the time of his participation, an associated person of a broker- dealer; and
4.
Meets the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B)  he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As our officers and directors will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Offering Period and Expiration Date

This Offering will commence on the effective date of the registration statement of which this prospectus is a part, as determined by the Securities and Exchange Commission, and will continue for a period of 180 days. We may extend the Offering for an additional 90 days, at our sole discretion, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to "Surf A Movie Solutions Inc."

Funds received for subscriptions of up to the Minimum Shares will be placed into escrow.  In the event that subscriptions for all of the Minimum Shares are not received within 180 calendar days after the effective date, all money received by us and being held in escrow will be promptly returned to subscribers, without interest or deduction.  In the event that subscriptions for at least the Minimum Shares are received within 180 day offering period, all money received and held in escrow will promptly be released to us, and we will use such funds in the execution of our business plan.

Any subscriptions in excess of the Minimum Shares, up the number of Maximum Shares, will be accepted on a rolling basis. Once we accept subscriptions in excess of the Minimum Shares, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once the Minimum Shares are subscribed and accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share.

The holders of our common stock:

•	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

•	Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•	Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

•	Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or pari passu, each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, every stockholder who is present in person or by proxy and entitled to vote has one vote, and on a poll every stockholder has one vote for each share of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See “Security Ownership of Certain Beneficial Owners and Management.”

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of February 3, 2009, there were 4,000,000 shares of our common stock issued and outstanding.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

The Company does not currently have a Transfer Agent but is in the process of retaining one.

SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this Offering, based on our outstanding shares as of February 3, 2009, we will have outstanding an aggregate of 4,400,000 shares of common stock outstanding, assuming that only the Minimum Shares is subscribed to, and an aggregate of 4,600,000 shares of common stock in the event that the Maximum Shares is subscribed to. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the Offering will be freely transferable without restriction or further registration under the Securities Act.

The remaining 4,000,000 restricted shares of common stock to be outstanding are owned by our executive officers and directors, known as our “affiliates.”  As such, the remaining shares of common stock may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act, if available, or otherwise.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding (or 44,000 shares if the Minimum Shares is subscribed to, or 46,000 in the event that the Maximum Shares is subscribed under this Offering) immediately after this Offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.  Our address for service of process in Nevada is c/o Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89511.

LEGAL REPRESENTATION

Gersten Savage LLP, New York, New York, will pass upon the validity of the common stock offered hereby.

EXPERTS

The financial statements included in this prospectus, and in the registration statement of which this prospectus is a part, have been audited by Malone & Bailey, PC an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 4, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

Surf A Movie Solutions Inc. was incorporated under the laws of the state of Nevada on December 18, 2007 and is engaged in the development, sales and marketing of online video stores.

Our offices are currently located at #149, 19744 Beach Boulevard, Huntington Beach, CA, 92648. Our telephone number is (714) 475-3516. We have a website at www.surfamovie.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part. Our website is currently in development stage and inaccessible.  We expect it to be fully developed with all intended functions and features and ready for public launch by within one year from the date the Offering is completed.

We are a development stage company that has not generated any revenue and has had limited operations to date. From December 18, 2007 (inception) to September 30, 2008, we have incurred accumulated net losses of $5,874. As of September 30, 2008, we had $18,980 in current assets and current liabilities of $4,854.

We are in the development stage of creating a “turn-key” solution to enable customers to open a video rental storefront on the Internet.  A “turn-key” solution is an easy to use solution that includes all tools and features necessary to enable our customers to offer download-based video rental service and is intended to enable our customers to set-up their video store without the need for third party tools. Our product will enable video store customers to download rented movies to their computers to be played using Microsoft Media Player.  We believe that online shopping has become a driving force in the continued growth of the Internet. We further believe that the ability to download movies and other forms of entertainment directly to their computers will become an increasingly larger segment of the on-line shopping market. We plan to develop a turn-key online video store operation that will allow the store owner to stock the various types of movies he or she chooses to offer to his or her customers on a pay-per-view basis.

Current trends show that people are using the Internet as a source of entertainment. The technology for making movies has continued to increase in recent years while the cost to acquire this technology has become more affordable. Online videos currently available cover a wide range of titles from home movies to premium quality movies. We believe, although no assurance can be given, that the use of online videos will continue to increase in popularity and sophistication and as such, we believe our plan to offer turn-key web sites for online video businesses is set to launch at the right time in history.

We plan to charge an initial fee of $1,000 to our online customers wishing to launch online video rental stores. We will also be receiving 20% of the revenue from rentals generated by our customers’ online video stores.  We will provide them with the infrastructure to get their business going and subsequently earn a portion of revenue from each downloaded video from their web site. We believe, although no assurance can be given, that this business model will establish a number of ongoing revenue streams that will contribute to our bottom line for years to come.

Plan of Operations

We are in the formative phase of development. Our plan is to develop a product that will allow us to offer a turn-key online video rental store to customers wishing to offer such services to their potential subscribers. Our online service will give our customers a large level of control over the feel and look of their online video store and it will come with the supporting infrastructure to run the online video store. Each of our customers will be able to customize their web site with brand name markings and icons to distinguish themselves in the marketplace. We also intend to provide our customers with training on the administrative and reporting functions during an orientation period, along with ongoing customer support.

As our business begins to develop, we plan to post an “information only” web site during the first year of operations to begin to promote our company and our product. The goal of this effort will be to create a presence on the Internet and attract potential customers to inquire about our services. Management plans to outsource product development to an offshore contractor to control costs.

Our goals for the next twelve months, provided the necessary funding is available, are to:

•
Choose a Software Development Contractor: We will immediately begin to interview one or more software companies or individual contractors for the development of our website and related software. We will request bids or quotations from several potential candidates. Our final choice will be based on the combination of competitive price, experience, ability to meet deadlines and stay within a budget. We expect the selection process to take approximately one month.

•
Specifications and High-Level Design: We expect that we will complete specifications for the product and finish high-level design two months after the selection of a software contractor. This part of our design work will include the specifications for the different modules to be developed. Specifications and high level design will be an interactive process between our management and the software contractor.  We expect that this task will take approximately two months to complete.

•
Selection of a Data Center:  We intend to lease servers in a data center. We will lease one server for development in month 2 and another two servers for production in month 9. The lease on the development server is expected to be $100. The production servers will be higher end with multiple high-capacity hard drives.  The product servers will be deployed in failover mode so if the primary server fails, the standby servers will take over. We expect that the primary server will cost us $300 per month and the standby server will cost $200 per month. The cost of leasing servers includes colocation in a data center and certain level of traffic. We expect however to easily exceed the traffic levels when we go into production. The cost and quality of connectivity will be key in the selection of the data center. We will evaluate the following factors in making our selection:

> reputable data center with proven track record;
> emergency recovery plan;
> cost of traffic; and
> prices within our budget.

We expect that the data center selection process will take approximately one month and will run concurrently with the Specification and High-Level Design Task described above.

•
Design of Web Interfaces: The usability of our web site and its visual appeal are very important to the success of our Internet-based services. We will hire a web interface designer to work with our directors on the layout of the web pages and to optimize how the web pages interact with the user. We expect that this task will take approximately two months to complete.

•
Surf a Movie Website Development: Our web site will contain information to help an entity evaluate our solution to open an online movie rental business. It will enable the entity to sign up for our service. Once they sign up and payment is made via PayPal, an account will be created, which will be protected by a user specific username and password. Our customers will be able to login to their portal through our web site and proceed with the creation of their online store. Our web site will also contain examples and templates of video stores.  We anticipate that the development of our website will take approximately one month to complete.

•
Customer Portal Development: When a web site visitor wishes to make a purchase (i.e., rent a video from the online video store) he or she will be required to create a user or a customer account which will be protected by a password of his or her choice. After the account is created, he or she will be able to proceed to make the payment for their video selection(s).  As soon as a payment confirmation is generated from PayPal, the purchased videos will be available for download for a limited period of time. The customer will be able to login to his or her account and download the videos within the specified period. The next time the customer wishes to make a purchase, he or she will simply have to login to their existing account. We anticipate that it will take approximately one month to develop the customer portal feature.

•
Store Owners Portal Development: Each video store owner who purchases one of our turn-key operations will be required to begin by completing the online registration form. We will review each online registration form for approval.  Once approved, a “Business Owner’s Account” will be created, and within the portal, the video store owners will find the necessary information and tools to create their store. Among other things, they will be able to add and edit categories, add videos, descriptions, trailers, top 10 lists, and top videos by category. Helpful hints and instructions will be included in each step of the portal to assist the store owner in the set-up and maintenance phase of the online store.  We expect that it will take approximately four months to develop the store owners’ portal.

•
Surf A Movie Administrative Portal Development: This portal will allow us to approve or suspend an online video store if necessary. It will enable us to append notes to document our relationship and correspondence with each individual store owner. In addition, this feature will automatically calculate the amount of rental revenue (minus fees) that we owe to a store owner. Further, it will enable our directors and staff to access a wide range of reporting related to sales and where end users are coming from. We expect that development of this feature will take approximately one month to complete.

•
Digital Rights Management: We will be implementing Microsoft Digital Right Management (“DRM”) system to prevent the copying and exchange of copies of online movies between multiple persons, in an effort to protect the intellectual property of the video store owners and their revenue stream. We expect that it will take approximately one month to implement the DRM with our site.

Activities to Date

We were incorporated in the State of Nevada on December 18, 2007.  We are a development stage company.  From our inception to date, we have not generated any revenues and our operations have been limited to organizational matters, the development of our business, initial steps for the creation of our website and efforts related to becoming a public company.

Since our inception we have not made any purchases or sales, nor have we been involved in mergers, acquisitions or consolidations.  However, management has done extensive research on the Internet and determined that:

•	The market is ready for our type of service;
•	No direct competition in our niche exists - we could not find an equivalent product targeting the small business segment;
•	The technological challenges are surmountable; and
•	The cost of implementation and delivery of service is modest for a company of our size.

Directors of the company have already begun discussions with legal counsel, transfer agent and Certified Public Accounting firm to ensure that we will meet all the compliance and disclosure requirements of being a public company. An office space has been located in a shared facility that offers us room to grow if the need arises within year two and going forward.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the twelve months after this Offering is completed.

	Minimum	Average	Maximum
Accounting & Legal	$8,000.00	$8,000.00	$8,000.00
Transfer Agent	$2,500.00	$2,500.00	$2,500.00
Server Leasing & hosting	$3,100.00	$3,100.00	$3,100.00
Additional Data Traffic	$400.00	$400.00	$400.00
Product Development	$14,900.00	$17,250.00	$19,400.00
Telephone	$200.00	$200.00	$200.00
Web hosting	$60.00	$60.00	$60.00
Corporate and marketing collateral	$2,450.00	$2,450.00	$2,450.00
Marketing	$3,000.00	$6,000.00	$13,000.00
Sales Support Staff	$0.00	$2,800.00	$2,800.00
Office Equipment	$1,200.00	$2,000.00	$2,000.00
Office Rental	$2,280.00	$2,280.00	$2,280.00
Office Supplies	$1,200.00	$1,600.00	$1,800.00
Misc. Expenditure	$7100.00	$1,360.00	$2,010.00
Total	$40,000.00	$50,000.00	$60,000.00

Milestones

Below is a brief description of our planned activities which we expect to commence immediately after the Offering is completed and the proceeds have been received and accepted.

Months 1 to 3

•	hire a software development contractor and start work on the overall product design;

•	complete the development of specifications and the high level design for the product;

•	sign an agreement with a web hosting company;

•	hire a graphic web interface designer;

•	launch an “information only” web site;

•	sign an agreement with a data center for the lease and co-location of computer server; and

•	move into shared office space and buy office supplies.

Months 4 to 6

•	Finalize corporate and marketing materials, such as brochures, letter heads, email and letter templates, and the like;

•	finalize the work on the web interfaces and the feel and look of the website;

•	work with the contractor on the development of the website and software;

•	review targeted “milestones” and adjust workloads, if necessary;

•	commence the Google Adwords advertising campaign to attract potential video store owners;

•	prepare marketing contracts for the video store owners; and

•	monitor the hits on our web site and arrange for follow up with marketing contacts.

Months 7 to 9

•	Continue work on all development of all portals;

•	evaluate online ads, increase the frequency and monitor results weekly;

•	begin work on training documentation for the video store owners;

•	review targeted “milestones” timetable and adjust workload, if necessary; and

•	begin discussions with four to six prospective beta customers for testing.

Months 10 to 12

•	Complete development of website, software and all intended features and functions;

•	conduct our Beta trial and complete modifications to our product trials with several beta customers;

•	correct any detected discovered defects;

•	interview and hire sales support staff to start work in month eleven;

•	promote the upcoming official of our site in Google online ads; and

•	launch the product in month 12.

Results of Operations

During the period from December 18, 2007 (date of inception) through September 30, 2008, we incurred a net loss of 5,874. This loss consisted primarily of legal and accounting fees. Since our incorporation, we have sold 4,000,000 shares of common stock to Fadi Zeidan and Ufuk Turk for total gross proceeds of $20,000.

Purchase or Sale of Equipment

We have not purchased or sold, and we do not expect over the next twelve months to purchase or sell, any plants or significant equipment.

Revenues

We had no revenues for the period from December 18, 2007 (date of inception) through  September 30, 2008. We believe that we will be able to commence the marketing of our website immediately following the public launch of our completed product, which will be approximately twelve months following the completion of the Offering. We expect to begin generating revenues approximately three months following the public launch of our product.

Liquidity and Capital Resources

In the opinion of our management, additional funding is required to meet our development goals for the next twelve months. The estimated funding we require during the next twelve months period is between $40,000 and $60,000, which is the amount we expect to raise from the sale of our shares in this Offering.  These estimated expenditures are described in detail above under “Expenditures.”  The length of time during which we will be able to satisfy our cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated.  We estimate that our current cash balances will be extinguished by April 2010 provided we do not have any unanticipated expenses. Although there can be no assurance at present, we anticipate to be in a position to generate revenues beginning approximately three months following the launch of our website or approximately fifteen months from the completion of this Offering.

We have not yet generated any revenue from our operations. We will require additional funds to implement our plans. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of the development of our website costs greater than we have budgeted. We will also require additional financing to sustain our business operations if we are not successful in earning revenues. We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing, the successful development of our website, a successful marketing and promotion program, attracting and, further in the future, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. As widely reported, the global and domestic financial markets have been extremely volatile in recent months.  If such conditions and constraints continue, we may not be able to acquire additional funds either through credit markets or through equity markets. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

FINANCIAL STATEMENTS

Surf A Movie Solutions Inc.
(A Development Stage Company)
Financial Statements
For the period ended September 30, 2008

Report of Independent Registered Public Accounting Firm

To the Board of Directors
 Surf a Movie Inc.
(A Development Stage Company)
 Huntington Beach, California

We have audited the accompanying balance sheet of Surf a Movie Inc. (a development stage company) as of September 30, 2008, and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (December 18, 2007) to September 30, 2008. These financial statements are the responsibility of Surf a Movie’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Surf a Movie Inc. as of September 30, 2008 and the results of its operations and its cash flows for the period from inception (December 18, 2007) through September 30, 2008, in conformity with accounting principles generally accepted in the United States of America.

Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com
December 29, 2008

Surf A Movie Solutions Inc.
(A Development Stage Company)
Balance Sheet

September 30, 2008

Assets

Cash	$16,280
Prepaid expenses	2,700

Total Assets	$18,980

Liability

Accounts payable and accrued liabilities	$4,854

Total Liabilities	$4,854

Stockholders` Equity

Common stock, $0.001 par value; 50,000,000 shares authorized; 4,000,000 shares outstanding	$4,000
Additional paid in capital	$16,000
Deficit accumulated during the development stage	$(5,874)

Total Stockholders’ Equity	$14,126

Total Liabilities and Stockholders’ Equity	$18,980

The accompanying notes are an integral part of these financial statements

Surf A Movie Solutions Inc.
(A Development Stage Company)
Statement of Expenses

Period from Inception (December 18, 2007) to September 30, 2008

Expenses:
General and administrative	$5,874

Net loss	$(5,874)

The accompanying notes are an integral part of these financial statements

Surf A Movie Solutions Inc.
(A Development Stage Company)
Statement of Stockholders’ Equity
For the period from Inception (December 18, 2007) to September 30, 2008

				Accumulated
				Deficit
			Additional	During the
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total
Balance at December 18, 2007 (inception)	-	$-	$-	$-	$-

Shares issued for cash	4,000,000	4,000	16,000	-	20,000

Net loss	-	-	-	(5,874)	(5,874)

Balance September 30, 2008	4,000,000	$4,000	$16,000	$(5,874)	$14,126

The accompanying notes are an integral part of these financial statements

Surf A Movie Solutions Inc.
(A Development Stage Company)
Statement of Cash Flows

Period from Inception (December 18, 2007) to September 30, 2008

Cash flows from operating activities

Net loss	$(5,874)

Adjustments to reconcile net loss to net cash used in operating activities:

Prepaid expenses	(2,700)
Accounts payable and accrued liabilities	4,854

Net cash used in operating activities	(3,720)

Cash flows from financing activities

Proceeds from sale of common stock	20,000

Net cash provided by financing activities	20,000

Net change in cash and cash equivalents	16,280
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$16,280

Supplemental information:

Taxes paid	$-
Interest paid	$-

The accompanying notes are an integral part of these financial statements

Surf A Movie Solutions Inc.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2008

Note 1 – Nature of operations and basis of presentation

Surf A Movie Solutions Inc. (the “Company”), incorporated in Nevada on December 18, 2007, is a development stage company engaged in the development, sales and marketing of online video stores.  The Company is creating a “turn-key” solution to enable customers to open a video rental storefront on the Internet.  A “turn-key” solution is an easy to use solution that includes all tools and features necessary to enable its customers to offer download-based video rental service and is intended to enable its customers to set-up their video store without the need for third party’s tools. The Company’s product will enable video store customers to download rented movies to their computers to be played using Microsoft Media Player.  The product will be offered as a service hosted on the Company’s servers which will be located in a preferred data center in North America.

The Company has limited operations and in accordance with SFAS#7 is considered to be in the development stage. These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Note 2 – Significant accounting policies

Cash and cash equivalents

Cash equivalents are highly liquid investments with an original maturity of three months or less.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

Income taxes

Tax assets and liabilities are recognized for the estimated future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse.

The Company has a net operating loss for the period from inception (December 18, 2007) through September 30, 2008 of $5,874 which resulted in a deferred tax asset of $2,056 based on an estimate tax rate of 35%.   Future tax benefits for net operating losses are recognized to the extent that realization of these benefits is considered more likely than not. To the extent that the Company will not realize a future tax benefit, a valuation allowance is established. Due to the uncertainty of the Company’s future operations, the Company’s future tax benefits have been fully reserved with a valuation allowance.

Recently issued accounting pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on our results of operations, financial position or cash flow.

Note 3 – Stockholders’ Equity

During the period ended September 30, 2008, the Company issued 4,000,000 common shares for $20,000 in cash.

Until ________, 2009 [90 days from date of prospectus], all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus does not constitute an offer to sell nor are they seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and the documents incorporated by reference are correct only as of the date shown on the cover page of these documents, regardless of the time of the delivery of these documents or any sale of the securities referred to in this prospectus.

SURF A MOVIE SOLUTIONS INC.

Minimum of 400,000
and a
Maximum of 600,000
 Shares
 of
 Common Stock

PROSPECTUS

_________, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount
Securities and Exchange Commission registration fee	$2.36
Legal, accounting fees and expenses (1)	$18,000
Edgar filing, printing and engraving fees (1)	$2,000
Total	$20,002.36
(1) Estimated.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and by our Bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its stockholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

On August 12, 2008, we issued 1,400,000 shares of the Company’s common stock to Ufuk Turk, our Director, for a purchase price of $0.005 per share, or for aggregate proceeds of $7,000.

On August 12, 2008, we issued 2,600,000 shares of the Company’s common stock to Fadi Zeidan, our President, Treasurer, Secretary and Director, for a purchase price of $0.005 per share, or for aggregate proceeds of $13,000.

We believe that the issuances of the securities set forth above were exempt from registration as offerings completed under Regulation S of the Securities Act and the regulations promulgated thereunder. We believed that this exemption from registration was available for each transaction because each purchaser represented to us, among other things, that he was a non-U.S. person as defined in Regulation S, was not acquiring the shares for the account or benefit of, directly or indirectly, any U.S. person, he had the intention to acquire the securities for investment purposes only and not with a view to or for sales in connection with any distribution thereof, and that he was sophisticated and was able to bear the risk of loss of his entire investment.  Further, appropriate legends were affixed to the certificates for the securities issued in such transactions and we did not otherwise engage in distribution of these shares in the U.S.

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant. *

3.2	Bylaws of Registrant. *

4.1	Specimen Common Stock Certificate. *

5.1	Legal Opinion of Gersten Savage LLP. *

10.1	Subscription Agreement dated August 12, 2008 between Surf A Movie Solutions Inc. and Ufuk Turk. *

10.2	Subscription Agreement Subscription Agreement dated August 12, 2008 between Surf A Movie Solutions Inc. and Fadi Zeidan. *

10.3	Form of Subscription Agreement to be entered into in connection with this offering. **

23.1	Consent of Malone & Bailey, PC. **

23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1). *

24.1	Power of Attorney (included in signature page). *

* Previously filed as an exhibit to the Form S-1 filed on December 29, 2008.
** Filed herewith.

Undertakings

The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most-recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amended registration statement on Form S-1/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 5, 2009.

SURF A MOVIE SOLUTIONS INC.

By:	/s/ Fadi Zeidan
Name:	Fadi Zeidan
Title:	President and Director (Principal executive officer, principal accounting officer and principal financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fadi Zeidan	President and Director (Principal executive officer, principal accounting officer and principal financial officer)	February 5, 2009
Fadi Zeidan

*	Director	February 5, 2009
Ufuk Turk

*By: /s/ Fadi Zeidan Fadi Zeidan Attorney-in-Fact, granted in the Company's Registration Statement on Form S-1 filed December 29, 2008

INDEX TO EXHIBITS

Exhibit	Description

3.1	Articles of Incorporation of Registrant. *

3.2	Bylaws of Registrant. *

4.1	Specimen Common Stock Certificate. *

5.1	Legal Opinion of Gersten Savage LLP. *

10.1	Subscription Agreement dated August 12, 2008 between Surf A Movie Solutions Inc. and Ufuk Turk. *

10.2	Subscription Agreement Subscription Agreement dated August 12, 2008 between Surf A Movie Solutions Inc. and Fadi Zeidan. *

10.3	Form of Subscription Agreement to be entered into in connection with this offering. **

23.1	Consent of Malone & Bailey, PC. **

23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1). *

24.1	Power of Attorney (included in signature page). *

* Previously filed as an exhibit to the Form S-1 filed on December 29, 2008.
** Filed herewith.